Exhibit 99.1

List of filing entities

ENTITY NAME	JURISDICTION
Chc Group Ltd.	Cayman
6922767 Holdings SARL.	Luxembourg
Capital Aviation Services B.V.	Netherlands
CHC Cayman ABL Borrower Ltd.	Cayman
CHC Cayman ABL Holdings Ltd.	Cayman
CHC Cayman Investments I Ltd.	Cayman
CHC Den Helder B.V.	Netherlands
CHC Global Operations (2008) ULC	Canada
CHC Global Operations Canada (2008) ULC	Canada
CHC Global Operations International ULC	Canada
CHC Helicopter (1) S.à r.l.	Luxembourg
CHC Helicopter (2) S.à r.l.	Luxembourg
CHC Helicopter (3) S.à r.l.	Luxembourg
CHC Helicopter (4) S.à r.l.	Luxembourg
CHC Helicopter (5) S.à r.l.	Luxembourg
CHC Helicopter Australia Pty Ltd	Australia
CHC Helicopter Holding S.à r.l.	Luxembourg
CHC Helicopter S.A.	Luxembourg
CHC Helicopters (Barbados) Limited	Barbados
CHC Helicopters (Barbados) SRL	Barbados
CHC Holding (UK) Limited	Scotland
CHC Holding NL B.V.	Netherlands
CHC Hoofddorp B.V.	Netherlands
CHC Leasing (Ireland) Limited	Ireland
CHC Netherlands B.V.	Netherlands
CHC Norway Acquisition Co AS	Norway
Heli-One (Netherlands) B.V	Netherlands
Heli-One (Norway) AS	Norway
Heli-One (U.S.) Inc.	U.S.
Heli-One (UK) Limited	Scotland
Heli-One Canada ULC	Canada
Heli-One Holdings (UK) Limited	UK
Heli-One Leasing (Norway) AS	Norway
Heli-One Leasing ULC	Canada
Heli-One USA Inc.	U.S.
Heliworld Leasing Limited	UK
Integra Leasing AS	Norway
Lloyd Bass Strait Helicopters Pty. Ltd.	Australia
Lloyd Helicopter Services Limited	Scotland
Lloyd Helicopter Services Pty. Ltd.	Australia
Lloyd Helicopters International Pty. Ltd.	Australia
Lloyd Helicopters Pty. Ltd.	Australia
Management Aviation Limited	UK